UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 9, 2008

PACIFIC SUNWEAR OF CALIFORNIA, INC.
(Exact Name of Registrant as Specified in Charter)

California (State or Other Jurisdiction of Incorporation)	0-21296 (Commission File Number)	95-3759463 (IRS Employer Identification No.)

3450 East Miraloma Avenue Anaheim, CA (Address of Principal Executive Offices)		92806-2101 (Zip Code)
714-414-4000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 8.01 Other Events.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Pacific Sunwear of California, Inc. (the “Company”) has announced that Thomas M. Kennedy, President of the Company’s PacSun Division, resigned his position with the Company on December 9, 2008.
In connection with Mr. Kennedy’s resignation, he and the Company entered into an Employment Separation and General Release Agreement dated as of December 12, 2008 (the “Separation Agreement”). The Separation Agreement supersedes the Employment Agreement between the Company and Mr. Kennedy, dated April 1, 2005, as amended September 28, 2007, and the Executive Severance Plan adopted by the Company on August 21, 2007, in which Mr. Kennedy was a participant.
Pursuant to the Separation Agreement, Mr. Kennedy will receive the following severance benefits:
•	Severance pay in an aggregate amount equal to $826,667, to be paid in installments over the next year commencing in June 2009;

•	A payment in June 2009 representing the expected cost of COBRA premiums for continued medical coverage for 12 months following Mr. Kennedy’s separation; and

•	Payment or reimbursement for up to $10,000 of outplacement costs.
The Separation Agreement includes a general release of claims by Mr. Kennedy, including claims for any severance benefits under the terms of his Employment Agreement and the Company’s Executive Severance Plan. The Separation Agreement also includes an agreement by Mr. Kennedy to assist and cooperate with the Company on certain matters, and certain restrictive covenants in favor of the Company, including covenants relating to non-disparagement, non-solicitation and confidentiality.
The summary of the Separation Agreement set forth above is qualified in its entirety by reference to the text of the Separation Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.
Item 8.01 Other Events.
As a result of the severance benefits payable to Mr. Kennedy under the Separation Agreement, the Company expects to incur a pre-tax charge of approximately $0.8 million, or $0.01 per fully-diluted share, in the fourth quarter of fiscal 2008.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.
10.1	Employment Separation and General Release Agreement between the Company and Thomas M. Kennedy, dated as of December 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2008	Pacific Sunwear of California, Inc.
/s/ Michael L. Henry
Michael L. Henry
Senior Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit
No.	Document
10.1	Employment Separation and General Release Agreement between the Company and Thomas M. Kennedy, dated as of December 12, 2008.